                                                                  Exhibit (b)(2)
--------------------------------------------------------------------------------

                     EATON VANCE CREDIT OPPORTUNITIES FUND

                     AMENDMENT NO. 1 TO BY-LAWS--STATEMENT

                             CREATING ONE SERIES OF

                            AUCTION PREFERRED SHARES

WHEREAS, Section 5.1 of Article VI of the Agreement and Declaration of Trust dated October 5, 2005 of Eaton Vance Credit Opportunities Fund (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of The Commonwealth of Massachusetts, provides that the Trustees may, without shareholder approval, authorize one or more classes of shares (which classes may be divided into two or more series), shares of each such class or series having such preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as the Trustees may determine and as shall be set forth in the By-laws; and

WHEREAS, pursuant to authority expressly vested in the Trustees of the Trust by
Section 5.1 of Article VI of the Declaration of Trust, the Trustees have authorized, in addition to that Trust's common shares, one series of 3,250 shares, of its authorized preferred shares, $0.01 par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends thereon, if any (whether or not earned or declared), plus the premium, if any, resulting from the designation of a Premium Call Period, designated Series A Auction Preferred Shares.

NOW, THEREFORE, the By-laws of Eaton Vance Credit Opportunities Fund are hereby amended as follows:

     1. ARTICLES VII through XIII shall be redesignated as ARTICLES VIII through XIV and all affected cross references therein hereby are amended accordingly.

     2.  A new ARTICLE VII shall be added as follows:

                                  ARTICLE VII

           STATEMENT CREATING ONE SERIES OF AUCTION PREFERRED SHARES
                                  DESIGNATION

Auction Preferred Shares, Series A: 3,250 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Preferred Shares, Series A." Each share of Auction Preferred Shares, Series A (sometimes referred to herein as "Series A APS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series A APS shall constitute a separate series of Preferred Shares of the Fund, and each share of Series A APS shall be identical.

1. DEFINITIONS. (a) Unless the context or use indicates another or different meaning or intent, in these Amended By-Laws the following terms have the following meanings, whether used in the singular or plural:

"7-Day Dividend Period" means a Dividend Period consisting of seven days.

"1940 Act" means the Investment Company Act of 1940, as amended from time to time.

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                                                                             C-1

"1940 Act APS Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of beneficial interest, including all outstanding shares of APS and Other APS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of beneficial interest of a closed-end investment company as a condition of paying dividends on its Common Shares).

"1940 Act Cure Date," with respect to the failure by the Fund to maintain the 1940 Act APS Asset Coverage (as required by paragraph 6 of these Amended By-Laws) as of the last Business Day of each month, means the last Business Day of the following month.

"Accountant's Confirmation" has the meaning set forth in paragraph 7(c) of these Amended By-Laws.

"Adviser" means the Fund's investment adviser, which initially shall be Eaton Vance Management.

"Affiliate" means any person known to the Auction Agent to be controlled by, in control of or under common control with the Fund; provided that Eaton Vance Management shall not be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such entity, one of the trustees, directors or executive officers of which is also a trustee, director or executive officer of the Find, be deemed to be an Affiliate.

"Agent Member" means a member of the Securities Depository that will act on behalf of a Beneficial Owner of one or more shares of APS or a Potential Beneficial Owner.

"Amended By-Laws" means the By-Laws of the Trust, as amended by this Statement creating the APS and as may otherwise be amended from time-to-time.

"Applicable Percentage" has the meaning set forth in paragraph 10(a)(vii) of these Amended By-Laws.

"Applicable Rates" means the rates per annum at which cash dividends are payable on each Series of APS or Other APS, as the case may be, for any Dividend Period.

"Applicable Spread Over the Reference Rate" means the rate equaling the sum of the Applicable Spread plus the Reference Rate.

"Approved Price" means the "fair value" as determined by the Fund in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Trust and for which the Fund receives a marked-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

"APS" means, as the case may be, the Auction Preferred Shares.

"APS Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of (i)(A) the product of the number of Outstanding shares of each Series of APS on such date by the Liquidation Preference (and redemption premium, if any) per share of such Series; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each Series of APS Outstanding that follows such Valuation Date; (C) the aggregate amount of dividends that would accumulate on Outstanding Preferred Shares from such first Dividend Payment Dates therefor referenced in (B) of this paragraph through the 45th day after such Valuation Date at the respective Applicable Rates referenced in (B) of this paragraph; (D) the amount of anticipated non-interest expenses of the Fund for the 90 days subsequent to such Valuation Date; (E) the amount of the current outstanding balances of any indebtedness or obligations of the Fund senior in right of payment to the Preferred Shares plus interest actually accrued together with 30 days additional interest on the current outstanding balances calculated at the current rate; and (F) any other current liabilities payable during the 30 days subsequent to such Valuation Date, including, without limitation, indebtedness due within one year and any redemption premium due with respect to the Preferred Shares for which a Notice of Redemption has been sent, as of such Valuation Date, to the extent not

--------------------------------------------------------------------------------
reflected in any of (i)(A) through (i)(E) (including, without limitation, any liabilities incurred for the purpose of clearing securities transactions) less
(ii) the sum of any cash plus the value of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of (i)(A) through (i)(F) ("value," for purposes of this clause (ii), means the Discounted Value of the security, except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated P2 by Moody's and A2 by Fitch, it will be valued at its face value).

"APS Basic Maintenance Amount Test" means a test which is met if: (a) the aggregate Discounted Values of the Moody's Eligible Assets meets or exceeds 1.0 times the APS Basic Maintenance Amount and (b) the aggregate Discounted Values of the Fitch Eligible Assets meets or exceeds 1.0 times the APS Basic Maintenance Amount.

"APS Basic Maintenance Cure Date," with respect to the failure by the Fund to satisfy the APS Basic Maintenance Amount (as required by paragraph 7(a) of these Amended By-Laws) as of a given Valuation Date, means the second Business Day following such Valuation Date.

"APS Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Fund which sets forth, as of the related Valuation Date, the assets of the Fund, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the APS Basic Maintenance Amount.

"Asset-Backed Security" means a payment claim that is securitized in the form of negotiable paper that is issued by a financing company (generically called a Special Purpose Vehicle or "SPV"). These securitized payment claims are, as a rule, financial assets brought into a pool according to specific diversification rules. An SPV may issue multiple securities with different priorities to the cash flows generated and the underlying assets. Asset-Backed Securities may be issued by the U.S. Government, its agencies or instrumentalities, other governmental issuers or by private issuers. The types of assets that may underlie these instruments include, but are not limited to, the following (1) for non-mortgage asset-backed securities: automobile loans, credit card receivables, equipment leases (including aircraft), franchise loans, student loans, and catastrophe bonds; and (2) for mortgage-related asset-backed securities: home equity loans, manufactured housing loans, commercial mortgage loans and residential mortgage loans.

"Auction" means a periodic operation of the Auction Procedures.

"Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees of the Trust or a duly authorized committee thereof enters into an agreement with the Fund to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the APS and Other APS.

"Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 10 of this Article VII, of these Amended By-Laws.

"Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of APS or a Broker-Dealer that holds APS for its own account.

"Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 10 of this
Article VII, of these Amended By-Laws, that has been selected by the Fund and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

"Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 10 of this Article VII, of these Amended By-Laws.

--------------------------------------------------------------------------------

"Business Day" means a day on which The New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close.

"Business Development Company" or "BDC" means a publicly traded, closed-end, investment company registered and operated under special provisions of the 1940 Act. BDCs are operated for the purpose of making equity investments in, and/or providing debt financing to, small and developing businesses.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Shares" means the shares of beneficial interest designated as common shares, par value $0.01 per share, of the Fund.

"Collateralized Debt Obligation" or "CDO" means a structured credit security issued by an SPV created to apportion the risk return characteristics of a pool of underlying assets consisting of debt obligations, typically non-Investment Grade Loans and/or Non-Investment Grade Bonds. A CDO is a type of Asset-Backed Security.

"Credit-Linked Note" or "CLN" means a form of debt note where the payment of principal is based in the performance of a specified reference obligation.

"Date of Original Issue" means, with respect to any share of APS or Other APS, the date on which the Fund originally issues such share.

"Declaration of Trust" means the Agreement and Declaration of Trust, as amended and supplemented (including these Amended By-Laws), of the Trust.

"Deposit Securities" means cash and Senior Loans rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), F-1+ by Fitch.

"Discounted Value" as of any Valuation Date, means (i) with respect to an Fitch Eligible Asset, the quotient of the Market Value thereof divided by the applicable Fitch Discount Factor and (ii)(a) with respect to a Moody's Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor, or (b) with respect to a Moody's Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable Moody's Discount Factor.

"Dividend Payment Date," with respect to APS, has the meaning set forth in paragraph 2(b)(i) of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

"Dividend Period" means the Initial Dividend Period, any 7-Day Dividend Period, any 28-Day Dividend Period and any Special Dividend Period.

"Existing Holder" means a Broker-Dealer or any such other Person as may be permitted by the Fund that is listed as the holder of record of shares of APS in the Share Books.

"Fitch" means Fitch Ratings and its successors at law.

"Fitch Discount Factor" means for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows. The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch. For purposes of the following guidelines, ratings determinations made by Fitch, Moody's and/or S&P include private ratings of securities or obligation by such Rating Agencies obtained by the Fund if none of these Rating Agencies have publicly rated such securities or obligations.

--------------------------------------------------------------------------------

(i) Corporate Debt Securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

DISCOUNT FACTORS FOR CORPORATE DEBT SECURITIES INCLUDING NON-INVESTMENT GRADE BONDS (NON-CONVERTIBLES)

TERMS TO MATURITY                           AAA   AA     A    BBB   BB    B AND BELOW   NR(1)
-----------------                           ---   ---   ---   ---   ---   -----------   -----
1 year or less............................  105   106   108   109   123       137        137
2 years or less (but longer than 1
  year)...................................  105   106   108   109   123       137        137
3 years or less (but longer than 2
  years)..................................  105   106   108   109   123       137        137
4 years or less (but longer than 3
  years)..................................  109   110   112   113   126       137        137
5 years or less (but longer than 4
  years)..................................  109   110   112   113   126       137        137
7 years or less (but longer than 5
  years)..................................  111   112   114   115   127       137        137
10 years or less (but longer than 7
  years)..................................  112   114   115   117   127       137        137
15 years or less (but longer than 10
  years)..................................  115   117   118   120   129       137        137
30 years or less (but longer than 15
  years)..................................  118   120   122   124   133       137        137
Greater than 30 years.....................  118   120   122   124   133       137        137

------------

(1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Fund will use the percentage set forth under "not rated" in this table. Securities rated below B by Fitch shall be treated the same as securities not rated by Fitch.

The Fitch Discount Factors presented in the immediately preceding table apply to corporate debt securities that are Performing and have a Market Value determined by a Pricing Service or an Approved Price. The Fitch Discount Factor noted in the table above for a debt security rated B or below by Fitch shall apply to any non-Performing debt security with a price equal to or greater than $0.90. The Fitch Discount Factor noted in the table above for a debt security rated B or below by Fitch shall apply to any non-Performing debt security with a price less than $0.90 but equal to or greater than $0.20. If a debt security does not have a Market Value determined by a Pricing Service or an Approved Price, a rating two rating categories below the actual rating on the debt security will be used (e.g., where the actual rating is A-, the rating for Debt Securities rated BB-will be used). The Fitch Discount Factor for a debt security issued by a limited partnership that is not a Rule 144A Security shall be the Discount Factor determined in accordance with the table set forth above multiplied by 105%.

The Fitch Discount Factors presented in the immediately preceding table will also apply to corporate obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party credit rating is the basis for the rating on the obligation, then the rating on the third party will be used to determine the Fitch Discount Factor in the table.

--------------------------------------------------------------------------------

(ii) Common stock and warrants: The Fitch Discount Factor applied to Common Stock will be:

Large-cap stocks:...........................................  167%
Mid-cap stocks:.............................................  185%
Small-cap stocks:...........................................  250%
Others:.....................................................  250%

See "Fitch Eligible Assets--common stocks" for definitions of Large-cap, Mid-cap and Small-cap.

(iii) Preferred stock: The percentage determined by references to the rating of a preferred stock in accordance with the table set forth below.

PREFERRED STOCK(1)                                            DISCOUNT FACTOR
------------------                                            ---------------
AAA.........................................................        123%
AA..........................................................        125%
A...........................................................        127%
BBB.........................................................        129%
BB..........................................................        140%
Not rated or below BB.......................................        143%
Investment Grade DRD........................................        145%
Not rated or below Investment Grade DRD.....................        167%

------------

(1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Fund will use the percentage set forth under "not rated" in this table.

(iv) Convertible securities: The Fitch Discount Factor applied to convertible securities is (A) 167% for investment grade convertibles and (B) 182% for below investment grade convertibles so long as such convertible debt securities have neither (x) conversion premium greater than 100% nor (y) have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

The Fitch Discount Factor applied to convertible debt securities which have conversion premiums of greater than 100% is (A) 141% for investment grade convertibles and (B) 159% for below investment grade convertibles so long as such convertible debt securities do not have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

The Fitch Discount Factor applied to convertible debt securities which have a yield to maturity or yield to worse of greater than 15.00% above the relevant Treasury curve is 182%.

If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Fund will treat the security as if it were below investment grade.

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 C-6

(iv)  U.S. Government Securities:

TIME REMAINING TO MATURITY                                     DISCOUNT FACTOR
--------------------------                                     ---------------
1-3 Years...................................................         104%
3-5 Years...................................................         107%
5-7 Years...................................................         109%
7-10 Years..................................................         111%
10 Years or Longer..........................................         117%

(v) Short-Term Investments and Cash: The Fitch Discount Factor applied to short-term portfolio securities, including without limitation Debt Securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and (C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period. A Fitch Discount Factor of 100% will be applied to cash.

(vi) Rule 144A Securities: The Fitch Discount Factor applied to Rule 144A Securities shall be the Discount Factor determined in accordance with the table above under Corporate Debt Securities in subsection (i) multiplied by 110% until such securities are registered under the Securities Act.

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                                                                             C-7

(vii)  Asset-backed securities:

Asset-backed securities: The percentage determined by reference to the asset type in accordance with the table set forth below.

ASSET TYPE (WITH TIME REMAINING TO MATURITY, IF APPLICABLE)    DISCOUNT FACTOR
-----------------------------------------------------------    ---------------
U.S.Treasury/agency securities (10 years or less)...........         118%
U.S.Treasury/agency securities (greater than 10 years)......         127%
U.S. agency sequentials (10 years or less)..................         120%
U.S. agency sequentials (greater than 10 years).............         142%
U.S. agency principal only securities.......................         236%
U.S. agency interest only securities (with Market Value
  greater than $0.40).......................................         696%
U.S. agency interest only securities (with Market Value less
  than or equal to $0.40)...................................         271%
AAA Lock-Out securities, interest only......................         236%
U.S. agency planned amortization class bonds (10 years or
  less).....................................................         115%
U.S. agency planned amortization class bonds (greater than
  10 years).................................................         136%
AAA sequentials (10 years or less)..........................         118%
AAA sequentials (greater than 10 years).....................         135%
AAA planned amortization class bonds (10 years or less).....         115%
AAA planned amortization class bonds (greater than 10
  years)....................................................         140%
Jumbo mortgage rated AAA(1).................................         123%
Jumbo mortgage rated AA(1)..................................         130%
Jumbo mortgage rated A(1)...................................         136%
Jumbo mortgage rated BBB(1).................................         159%
Commercial mortgage-backed securities rated AAA.............         131%
Commercial mortgage-backed securities rated AA..............         139%
Commercial mortgage-backed securities rated A...............         148%
Commercial mortgage-backed securities rated BBB.............         177%
Commercial mortgage-backed securities rated BB..............         283%
Commercial mortgage-backed securities rated B...............         379%
Commercial mortgage-backed securities rated CCC or not
  rated.....................................................         950%

------------

(1) Applies to jumbo mortgages, credit cards, auto loans, home equity loans, manufactured housing and prime mortgage-backed securities not issued by a U.S. agency or instrumentality.

(viii)  Real Estate Investments Trusts:

AAA REIT Debt, 10 Years.....................................   130%
AA REIT Debt, 10 Years......................................   132%
A REIT Debt, 10 Years.......................................   135%
BBB REIT Debt, 10 Years.....................................   130%
BB REIT Debt, 10 Years......................................   137%
B REIT Debt, 10 Years.......................................   141%
REIT Preferred Shares.......................................   139%
REIT Common Shares..........................................   167%

If a security is not rated by Fitch Ratings but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a rating

--------------------------------------------------------------------------------
by Fitch Ratings of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB- will be used). If a security is not rated by any Rating Agency, the Fund will treat the security as if it were below investment grade.

(ix) Senior Loans: The Fitch Discount Factor applied to Senior Loans (as defined below) shall be the percentage specified in the table below opposite such Fitch Loan Category:

FITCH LOAN CATEGORY                                            DISCOUNT FACTOR
-------------------                                            ---------------
A...........................................................         112%
B...........................................................         122%
C...........................................................         137%
D...........................................................         182%

(x) Secured Debt securities or secured loans or unsecured loans, other than Corporate Debt Securities and Senior Loans: The Fitch Discount Factor applied to secured debt securities and secured loans or unsecured, other than Corporate Debt Securities and Senior Loans, other than those listed below, shall be the same as set forth under "Corporate Debt Securities" above.

Second Lien Loans...........................................   122%
Distressed Debtor in Possession (DIP).......................   122%
Distressed Current Pay......................................   137%
Distressed Non-Current Pay..................................   182%

(xi) Pooled investment vehicles: The Fitch Discount Factor applied to Business Development Companies, Master Limited Partnerships, Registered Investment Companies and Private Investment Companies shall be determined as follows:

For Business Development Companies ("BDCs"):................   250%
For Master Limited Partnership ("MLPs")(1):
  Large-cap MLPs, unrestricted..............................   172%
  Mid-cap MLPs, unrestricted................................   200%
  Small-cap MLPs, unrestricted..............................   230%
  Other MLPs, unrestricted..................................   250%

------------

(1) Small-cap MLPs refer to those with a market capitalization of greater than $250 million but less than $1 billion; Mid-cap MLPs refer to those with a market capitalization between $1 billion and $2 billion; Large-cap MLPs are those with a market capitalization over $2 billion. The Fitch Discount Factor applied to MLP Securities which are restricted as to resale will be 110% of the Fitch Discount Factor which would apply was the securities not so restricted.

(xii) Futures and call options: For purposes of the APS Basic Maintenance Amount, futures held by the Fund shall not be included as Fitch Eligible Assets. However, such assets shall be valued at market value by subtracting the good faith margin and the maximum daily trading variance as of the Valuation Date. Options purchased by the Fund shall not be included as Fitch Eligible Assets. For written covered call options (when the Fund holds the underlying position), to determine the Fitch Eligible Asset, use the product of (a) the number of exercisable shares in the contract, and (b) the lesser of (i) the market value of the underlying security, and (ii) the strike price. For written uncovered call options, to determine the reduction in the aggregate Fitch Discounted Value, use the greater of (a) zero and (b) the product of (i) the number of exercisable shares in the contract, and (ii) the product of (1) the market value of the underlying security or index and (2) the applicable discount factor, less the strike price. For written put options, to determine the reduction in the aggregate Fitch Discounted Value, use the greater of (a) zero and (b) the product of (i) the number of exercisable shares in the contract, and (ii) the strike price less the quotient of (1) the market value of the underlying security or index, and (2) the applicable discount factor.

--------------------------------------------------------------------------------

(xiii) Securities lending: The Fund may engage in securities lending in an amount not to exceed 15% of the Fund's total gross assets. For purposes of calculating the APS Basic Maintenance Amount, such securities lent shall be included as Fitch Eligible Assets with the appropriate Fitch Discount Factor applied to such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the APS Basic Maintenance Amount. However, the Fund may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these bylaws. In such event, to the extent that securities lending collateral received is invested by the Fund in assets that otherwise would be Fitch Eligible Assets and the value of such assets exceeds the amount of the Fund's obligation to return the collateral on a Valuation Date, such excess amount shall be included in the calculation of Fitch Eligible Assets by applying the applicable Fitch Discount Factor to this amount and adding the product to total Fitch Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Fund's obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Fund for purposes of calculating the APS Basic Maintenance Amount. Collateral received by the Fund in a securities lending transaction and maintained by the Fund in the form received shall not be included as a Fitch Eligible Asset for purposes of calculating the APS Basic Maintenance Amount.

(xvi) Swaps (including Total Return Swaps, Interest Rate Swaps, Currency Swaps and Credit Default Swaps): Total Return and Interest Rate Swaps are subject to the following provisions:

If the Fund has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor on the counterparty to the swap transaction. At the time a swap is executed, the Fund will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody's rating of A3.

(A) Only the cumulative unsettled profit and loss from a Total Return Swap transaction will be calculated when determining the APS Basic Maintenance Amount. If the Fund has an outstanding liability from a swap transaction on a Valuation Date, the Fund counts such liability as an outstanding liability from the total Fitch Eligible Assets in calculating the APS Basic Maintenance Amount.

(B) In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Fitch Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding APS.

(C) (1) The underlying securities subject to a Credit Default Swap sold by the Fund will be subject to the applicable Fitch Discount Factor for each security subject to the swap;

(2) If the Fund purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor assessed based on the counterparty risk; and

(3) The Fund will not include a Credit Default Swap as a Fitch Eligible Asset purchased by the Fund without the Fund holding the underlying security or when the Fund buys a Credit Default Swap for a basket of securities without holding all the securities in the basket.

"Fitch Eligible Asset" means:

(i) Cash (including interest and dividends due on assets rated (A) BBB or higher by Fitch or the equivalent by another Rating Agency if the payment date is within five (5) Business Days of the Valuation Date, (B) A or higher by Fitch or the equivalent by another Rating Agency if the payment date is within thirty days of the Valuation Date, and (C) A+ or higher by Fitch or the equivalent by another Rating Agency if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five (5) Business Days of the Valuation Date, and if the trades which generated such receivables are settled within five (5) Business Days;

--------------------------------------------------------------------------------

(ii) Short Term Money Market Instruments so long as (A) such securities are rated at least F1+ by Fitch or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within one month, (2) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least AA by Fitch or the equivalent by another Rating Agency and the security matures within six months;

(iii)  U.S. Government Securities;

(iv) Debt securities if such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust; and such securities are issued by (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership domiciled in Argentina, Australia, Brazil, Chile, France, Germany, Italy, Japan, Korea, Mexico, Spain or the United Kingdom or other country if Fitch does not inform the Fund that including debt securities from such foreign country will adversely impact Fitch's rating of the APS (the "Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (iv) are herein referred to as "Debt Securities."

(v)  Asset-Backed Securities;

(vi)  Preferred stocks if (i) dividends on such preferred stock are cumulative,
(ii) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive equity capital at any time over the respective lives of such securities, (iii) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (iv) the issuer of such a preferred stock has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another Rating Agency. In addition, the preferred stocks issue must be at least $50 million;

(vii) Common stocks (i) (A) which are traded on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market, (B) which, if cash dividend paying, pay cash dividends in U.S. dollars, and (C) which may be sold without restriction by the Corporation; provided, however, that (1) common stock which, while a Fitch Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Asset until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A- by Fitch or the equivalent by another Rating Agency and (2) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 5% per US issuer of the number of Outstanding shares times the Market Value of such common stock shall not be a Fitch's Eligible Asset; (ii) securities denominated in any currency other than the

--------------------------------------------------------------------------------

U.S. dollar and securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Corporation's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of 3% of the aggregate Market Value of the Outstanding shares of common stock of such issuer or in excess of 10% of the Market Value of the Corporation's Fitch Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Approved Foreign Nations shall not be a Fitch Eligible Asset; (iii) Small-cap stocks refer to stocks with a market capitalization between $300 million to $2 billion. Mid-cap stocks refer to stocks with a market capitalization between $2 billion to $10 billion. Large-cap stocks are companies having a market capitalization greater than $10 billion.

(viii)  Rule 144A Securities;

(ix)  Warrants on common stocks described in (vi) above;

(x) Any common stock, preferred stock or any debt security of REITs or real estate companies;

(xi) Interest Rate Swaps entered into according to International Swap Dealers Association ("ISDA") standards if (1) the counterparty to the swap transaction has a short-term rating of not less than F1 by Fitch or the equivalent by another Rating Agency, or, if the swap counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is AA or higher by Fitch or the equivalent by another Rating Agency and (2) the original aggregate notional amount of the Interest Rate Swap transaction or transactions is not greater than the liquidation preference of the APS originally issued;

(xii) Swaps, including total return and Credit Default Swaps entered into according to ISDA;

(xiii) Non-U.S. dollar denominated securities: for purposes of determining the Discounted Value for unhedged foreign investments, the following discount factors shall be applied to the Market Value thereof in addition to the Fitch Discount Factor determined in accordance with the procedures above.

                          CURRENCY                            DISCOUNT FACTOR
                          --------                            ---------------
Canadian Dollars............................................       111%
Euro:.......................................................       126%
Great Britain Pounds:.......................................       127%
Swiss Francs:...............................................       121%
Denmark Kronors:............................................       128%
Norway Kroners:.............................................       126%
Poland Zlotych:.............................................       135%
Sweden Kronor:..............................................       115%

(xiv) Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Fund of a writing from Fitch Ratings specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Fund that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch Ratings to the APS;

(xv)  Senior Loans;

(xvi)  Loans, other than Senior Loans;

(xvii) Pooled investment vehicles, including Business Development Companies, Master Limited Partnerships, Private Investment Companies and Registered Investment Companies;

--------------------------------------------------------------------------------

(xviii)  Foreign Currency Transactions;

(xix)  Fitch Derivative Transactions; and

(xx) Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act, and other securities or assets not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract or other securities or assets, only upon receipt by the Fund of a writing from Fitch specifying any conditions on including such financial contract or other securities or assets in Fitch Eligible Assets and assuring the Fund that including such financial contract or other securities or assets in the manner so specified would not affect the credit rating assigned by Fitch to the APS.

Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A-by Fitch or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of
(i)(A) through (i)(E) under the definition of APS Basic Maintenance Amount or to the extent it is subject to any liens, except for (A) liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Fund will not affect the status of such asset as a Fitch Eligible Asset,
(B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens to secure payment for services rendered or cash advanced to the Fund by its investment manager or portfolio manager, the Fund's custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement.

FITCH DIVERSIFICATION LIMITATIONS:

Portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch's Eligible Assets:

                                                              MAXIMUM SINGLE
EQUITY SECURITIES TYPE                                         ISSUER(%)(1)
----------------------                                        --------------
Large-cap...................................................        5%
Mid-cap.....................................................        5%
Small-cap...................................................        5%

------------

(1) Percentages represent both a portion of the aggregate market value and number of outstanding shares of the common stock portfolio.

--------------------------------------------------------------------------------

DEBT SECURITIES

                                     MAXIMUM SINGLE   MAXIMUM SINGLE    MINIMUM ISSUE SIZE
SECURITY RATED AT LEAST                ISSUER(1)      INDUSTRY(1),(2)   ($ IN MILLION)(3)
-----------------------              --------------   ---------------   ------------------
AAA................................       100%              100%               $100
AA-................................        20                75                 100
A-.................................        10                50                 100
BBB-...............................         6                25                 100
BB-................................         4                16                  50
B-.................................         3                12                  50
CCC................................         2                 8                  50

------------

(1) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(2) Industries are determined according to Fitch's Industry Classifications, as defined herein.

(3) Preferred stock has a minimum issue size of $50 million, and mortgage pass throughs issued by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Government National Mortgage Association ("GNMA"), which has no minimum issue size.

If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Diversification Limitations (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Fund will use the percentage set forth under "not rated" in this table.

"Fitch Exposure Period" means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

"Fitch General Portfolio Requirements" means that the Fund's portfolio must meet the following diversification requirements: (a) no more than 25% by par value of the Fund's total assets can be invested in the securities of borrowers and other issuers having their principal business activities in the same Fitch Industry Classification; provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (a), the term "issuer" shall not include a lender selling a participation to the Fund or any other person interpositioned between such lender and the Fund with respect to a participation and (b) no more than 10% by par value of the Fund's total assets can be invested in securities of a single issuer, and provided further that for purposes of this subsection (b), the term "issuer" includes both the borrower under a loan agreement and the lender selling a participation to the Fund together with any other persons interpositioned between such lender and the Fund with respect to such participation.

"Fitch Derivative Transactions" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Fitch, LIBOR or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such futures contracts, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, and put and call options on such financial futures contracts ("Fitch Derivative Transactions"), subject to the following limitations:

(i) The Fund may not engage in any Fitch Derivative Transaction based on any index approved by Fitch (other than transactions that terminate a futures contract or option held by the Fund by the Fund's taking the opposite position thereto ("closing transactions")) that would cause the Fund at the time of such transaction to own or have sold outstanding financial futures contracts based on such

--------------------------------------------------------------------------------
index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal.

(ii) The Fund will not engage in any Fitch Derivative Transaction based on Treasury Bonds or LIBOR (other than closing transactions) that would cause the Fund at the time of such transaction to own or have sold:

(A) Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate Market Value exceeding 60% of the aggregate Market Value of Fitch Eligible Assets owned by the Fund and at least rated AA by Fitch (or, if not rated by Fitch Ratings, rated at least Aa by Moody's; or, if not rated by Moody's, rated AAA by S&P); or

(B) Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Fitch Eligible Assets owned by the Fund (other than Fitch Eligible Assets already subject to a Fitch Derivative Transaction) and rated at least A or BBB by Fitch (or, if not rated by Fitch Ratings, rated at least Baa by Moody's; or, if not rated by Moody's, rated at least A or AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Fund shall be deemed to own futures contracts that underlie any outstanding options written by the Fund);

(iii) The Fund may engage in closing transactions to close out any outstanding financial futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch and the Fund.

(iv) The Fund may not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Shares Basic Maintenance Amount.

"Fitch Industry Classification" means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications:

FITCH INDUSTRY CLASSIFICATIONS                                SIC CODE (MAJOR GROUPS)
------------------------------                                -----------------------
Aerospace and Defense.......................................                37, 45
Automobiles.................................................                37, 55
Banking, Finance and Real Estate............................            60, 65, 67
Broadcasting and Media......................................                27, 48
Building and Materials......................................         15-17, 32, 52
Cable.......................................................                    48
Chemicals...................................................                28, 30
Computers and Electronics...................................                35, 36
Consumer Products...........................................                23, 51
Energy......................................................            13, 29, 49
Environmental Services......................................                    87
Farming and Agriculture.....................................              1-3, 7-9
Food, Beverage and Tobacco..................................            20, 21, 54
Gaming, Lodging and Restaurants.............................                70, 58
Health Care and Pharmaceuticals.............................            38, 28, 80
Industrial/Manufacturing....................................                    35
Insurance...................................................                63, 64

--------------------------------------------------------------------------------

FITCH INDUSTRY CLASSIFICATIONS                                SIC CODE (MAJOR GROUPS)
------------------------------                                -----------------------
Leisure and Entertainment...................................                78, 79
Metals and Mining...........................................    10, 12, 14, 33, 34
Miscellaneous...............................................         50, 72-76, 99
Paper and Forest Products...................................             8, 24, 26
Real Estate.................................................                    67
Retail......................................................            53, 56, 59
Sovereign...................................................                    NA
Supermarkets and Drug Stores................................                    54
Telecommunications..........................................                    48
Textiles and Furniture......................................        22, 25, 31, 57
Transportation..............................................             40, 42-47
Utilities...................................................                    49
RMBS prime..................................................
RMBS subprime...............................................
Consumer ABS................................................
Commercial ABS--Small Business..............................
Commercial ABS--Travel/Transportation.......................
Commercial ABS--Other.......................................
CDO of corporates...........................................
CMBS........................................................
Structured Finance Obligations..............................                    NA
Packaging and Containers....................................            26, 32, 34
Business Services...........................................                73, 87

The Fund shall use its discretion in determining which industry classification is applicable to a particular investment.

"Fitch Loan Category" means the following four categories (and, for purposes of this categorization, the Market Value of a Fitch Eligible Asset trading at par is equal to $1.00):

(i) "Fitch Loan Category A" means Performing Loans which have a Market Value or an Approved Price greater than or equal to $0.90.

(ii) "Fitch Loan Category B" means: (A) Performing Loans which have a Market Value or an Approved Price of greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Loans which have a Market Value or an Approved Price greater than or equal to $0.85.

(iii) "Fitch Loan Category C" means: (A) Performing Loans which have a Market Value or an Approved Price of greater than or equal to $0.70 but less than $0.80; (B) non-Performing Loans which have a Market Value or an Approved Price of greater than or equal to $0.75 but less than $0.85; and (C) Performing Loans without an Approved Price rated BB- or higher by Fitch. If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a Fitch rating of AAA- will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used).

(iv) "Fitch Loan Category D" means Loans not described in any of the foregoing categories.

--------------------------------------------------------------------------------

Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall within more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

"Foreign Currency Transaction" means any technique used by the Fund to hedge its exposure to foreign currencies, including forward foreign currency exchange contracts.

"Fund" means Eaton Vance Credit Opportunities Fund, a Massachusetts business trust.

"Holder" means a Person identified as a holder of record of shares of APS in the Share Register.

"Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Fund, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

"Initial Dividend Payment Date" means the Initial Dividend Payment Date as determined by the Board of Trustees of the Trust or their designee with respect to each series of APS or Other APS, as the case may be.

"Initial Dividend Period" has the meaning set forth in paragraph 2(c)(i) of this
Article VII, of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

"Initial Dividend Rate" means the rate per annum established by the Board of Trustees or their designee, applicable to the Initial Dividend Period for such series of APS and, with respect to Other APS, has the equivalent meaning.

"Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

"Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

"Interest Rate Swaps" means the exchange by the Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments.

"LIBOR" means the London Interbank Offered Rate.

"LIBOR Dealers" means UBS Securities LLC and such other dealer or dealers as the Fund may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

"LIBOR Rate" means on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750,
(A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Fund's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Fund's approval) that is

--------------------------------------------------------------------------------
representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Fund to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate shall be LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days shall be (i) 7 days or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) more than 21 but fewer than 49 days, such rate shall be one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate;
(vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

"London Business Day" means any day on which commercial banks are generally open for business in London.

"Loan" means any assignment of or participation in any bank loan denominated in U.S. dollars, EUROs or other currencies in which the Fund is authorized to invest including term loans, the funded and unfunded portions of revolving credit lines (provided that the Fund shall place in reserve an amount equal to any unfunded portion of any revolving credit line) and debtor-in possession financings; provided that such loan (a) is not extended for the purpose of purchasing or carrying any margin stock and (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank in the ordinary course of business.

"Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

"Mandatory Redemption Price" means $25,000 per share of APS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

"Market Value" of any asset of the Fund shall be the market value thereof determined by the Pricing Service or by the Fund in accordance with procedures approved by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The Pricing Service or the Fund shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service or the Fund using methods which include consideration of: yields or prices of obligations of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service or the Fund may employ electronic data processing techniques and/or a matrix system to determine valuations. At the Fund's discretion, in the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Fund from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees.

--------------------------------------------------------------------------------

"Master Limited Partnership" or "MLP" means a publicly traded company organized as a limited partnership and treated as a partnership for federal income tax purposes.

"Maximum Applicable Rate," with respect to APS, has the meaning set forth in paragraph 10(a)(vii) of this Article VII, of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

"Monthly Valuation Date" means the fifteenth day of each month if such day is a Business Day or the first Business Day preceding the fifteenth and the last Business Day of each month in each fiscal year of the Fund, commencing from the Date of Original Issue.

"Moody's Approved Foreign Nation" means a corporation, limited liability company, limited partnership or similar entity domiciled in a country whose sovereign debt has a global scale rating of investment grade. Moody's shall provide the Fund a dated list of "Moody's Approved Foreign Nations" and any amendments thereto.

"Moody's Discount Factor" means for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's. For purposes of the following guidelines, ratings determinations made by Moody's, Fitch and/or S&P include private ratings of securities or obligation by such Rating Agencies obtained by the Fund if none of these Rating Agencies have publicly rated such securities or obligations.

(i) Corporate debt securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

DISCOUNT FACTORS FOR CORPORATE DEBT SECURITIES INCLUDING NON-INVESTMENT GRADE BONDS (NON-CONVERTIBLES)

                                                                                     BELOW B OR
TERMS TO MATURITY OF NON-INVESTMENT GRADE BONDS  AAA   AA     A    BAA   BA     B    UNRATED(1)
-----------------------------------------------  ---   ---   ---   ---   ---   ---   ----------
1 year or less..............................     108   111   115   117   137   149      235
2 years or less (but longer than 1 year)....     114   116   120   124   144   158      235
3 years or less (but longer than 2 years)...     118   121   125   129   150   165      235
4 years or less (but longer than 3 years)...     124   127   130   135   158   172      235
5 years or less (but longer than 4 years)...     128   131   135   140   164   180      235
7 years or less (but longer than 5 years)...     135   138   142   147   175   191      235
10 years or less (but longer than 7 years)...    140   146   149   154   183   202      235
15 years or less (but longer than 10 years)...   145   150   155   160   188   208      235
20 years or less (but longer than 15 years)...   145   150   155   160   188   218      235
30 years or less (but longer than 20 years)...   145   150   155   160   188   220      235
Greater than 30 years.......................     157   166   177   185   200   230      235

------------

(1) If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

The Moody's Discount Factors for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

--------------------------------------------------------------------------------

(ii) Common stock: The Moody's Discount Factor applied to common stock will be:

                    COMMON STOCKS(1)                      LARGE CAP   MID CAP   SMALL CAP
                    ----------------                      ---------   -------   ---------
Seven week exposure period..............................     200%       205%       220%

------------

(1) Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below.

(iii) Preferred stock*: The Moody's Discount Factor for taxable preferred stock shall be:

Aaa.........................................................   150%
Aa..........................................................   155%
A...........................................................   160%
Baa.........................................................   165%
Ba..........................................................   196%
B...........................................................   216%
Below B or Not Rated........................................   250%

Because of the size of the DRD market, these preferred stocks will be assigned a different discount factor to reflect their liquidity. Investment grade DRDs will receive a 165% discount factor and non-investment grade DRDs will receive a 216% discount factor.

(iv) Convertible securities (including convertible preferred stock): The Moody's Discount Factor for convertible securities shall be:

                                         NON-INVESTMENT
        DELTA          INVESTMENT GRADE      GRADE        UNRATED
---------------------  ----------------  --------------   -------
..00- .40                Use Corporate Debt Securities       250%
                                  Table
..41- .80               192%                   226%          250%
..81- 1.00              195%                   229%          250%

Upon conversion to common stock, the Discount Factors applicable to common stock will apply:

COMMON STOCKS(1)                                        LARGE CAP   MID CAP   SMALL CAP
----------------                                        ---------   -------   ---------
Seven week exposure period............................     200%       205%       220%

------------

(1) Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below.

(v) Short-term instruments: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Moody's Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

(vi) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and

------------

* Eligible non-cumulative preferred stocks' Discount Factors will be increased by an additional 10%

--------------------------------------------------------------------------------

130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

(vii) Pooled investment vehicles: The Moody's Discount Factor applied to Business Development Companies, Registered Investment Companies and Private Investment Companies are as follows:

Equity interests of Registered Investment Companies.........  350%

Master Limited Partnerships (MLP). The Moody's Discount Factor applied to master limited partnerships shall be applied in accordance with the table set forth below:

MLP SECTOR(1)                                                 DISCOUNT FACTOR
-------------                                                 ---------------
Large-cap MLPs(2)...........................................        170%
Mid and Small-cap MLPs
Natural Resources (Oil, Gas, Energy)........................        292%
Coal and Minerals...........................................        301%
Mortgage Real Estate........................................        291%
Income Real Estate..........................................        302%
Miscellaneous...............................................        342%

(viii)  Common Stock and Preferred Stock of REITs and Other Real Estate
Companies:

                                                              DISCOUNT FACTOR(1)(2)(3)
                                                              ------------------------
common stock of REITs.......................................            154%
preferred stock of REITs
  with Senior Implied Moody's (or S&P) rating:..............            154%
  without Senior Implied Moody's (or S&P) rating:...........            208%

------------

(1) A Discount Factor of 250% will be applied to those assets in a single Moody's Real Estate Industry/Property Sector Classification which exceed 30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets.

(2) A Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

(3) A Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of an issuer is below $500 million.

Debt Securities of REITs and Other Real Estate Companies(1):

  MATURITY IN YEARS    AAA     AA     A     BAA     BA     B     CAA    NR(2)
  -----------------    ----   ----   ----   ----   ----   ----   ----   -----
1....................  109%   112%   115%   118%   119%   125%   225%   250%
2....................  115%   118%   122%   125%   127%   133%   225%   250%
3....................  120%   123%   127%   131%   133%   140%   225%   250%
4....................  126%   129%   133%   138%   140%   147%   225%   250%
5....................  132%   135%   139%   144%   146%   154%   225%   250%
7....................  139%   143%   147%   152%   156%   164%   225%   250%
10...................  145%   150%   155%   160%   164%   173%   225%   250%
15...................  150%   155%   160%   165%   170%   180%   225%   250%
20...................  150%   155%   160%   165%   170%   190%   225%   250%
30...................  150%   155%   160%   165%   170%   191%   225%   250%

------------

(1) The Moody's Discount Factors for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

--------------------------------------------------------------------------------

(2) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Fund's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.

Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

(ix)  Warrants:  The Discount Factors applicable to common stock will apply:

                   COMMON STOCKS(1)                     LARGE CAP   MID CAP   SMALL CAP
                   ----------------                     ---------   -------   ---------
Seven week exposure period............................    200%       205%       220%

------------

(1) Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below.

(x) Moody's Derivative Transactions: See the definition of "Moody's Derivative Transactions" for the applicable Moody's Discount Factor to be applied.

(xi) Non U.S. denominated assets: In addition to the discount factors referenced above, a further discount factor shall be applicable to Fund assets valued in a non-U.S. currency as follows:

                          CURRENCY                            DISCOUNT FACTOR*
                          --------                            ----------------
Australian Dollar...........................................        1.35
Canadian Dollar.............................................        1.07
UK Pound....................................................        1.16
New Zealand Dollar..........................................        1.35
Euro........................................................        1.18
Swedish Kronor..............................................        1.19
Polish Zlotych..............................................        1.14
Hungarian Forint............................................        1.18
Denmark Kroner..............................................        1.21

Moody's will provide currency discount factors for other currencies at the Advisor's request.

(xii) Bank Loans: The Moody's Discount Factor applied to loans including secured floating rate loans and unsecured loans ("Bank Loans") shall be the percentage specified in accordance with the

--------------------------------------------------------------------------------
table set forth below (or such lower percentage as Moody's may approve in writing from time to time):

MOODY'S RATING CATEGORY                                                    CAA AND BELOW
-------------------------------------------------------------          (INCLUDING DISTRESSED
TYPE OF LOAN                            AAA-A   BAA AND BA(1)   B(1)      AND UNRATED)(1)
------------                            -----   -------------   ----   ---------------------
First Lien Bank Loans greater than
  $250 MM.............................  113%        131%        144%           235%
First Lien Bank Loans less than $250
  MM..................................  133%        151%        164%           255%
Second Lien Bank Loans................  163%        180%        195%           255%
Third & Fourth Lien Bank Loans........  213%        235%        255%           336%
Unsecured Bank Loans greater than $250
  MM..................................  123%        141%        154%           235%
Unsecured Bank Loans less than $250
  MM..................................  143%        161%        174%           255%

------------

(1) If a Bank Loan is not rated by any of Moody's, S&P or Fitch Ratings, the Fund will use the applicable percentage set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned by S&P and/or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

(xiii)  U.S. Government Securities:

                 TIME REMAINING TO MATURITY                    DISCOUNT FACTOR
------------------------------------------------------------------------------
1 year or less..............................................              1.06
2 years or less (but longer than 1 year)....................              1.12
3 years or less (but longer than 2 years)...................              1.16
4 years or less (but longer than 3 years)...................              1.20
5 years or less (but longer than 4 years)...................              1.24
7 years or less (but longer than 5 years)...................              1.30
10 years or less (but longer than 7 years)..................              1.34
15 years or less (but longer than 10 years).................              1.34
20 years or less (but longer than 15 years).................              1.39
30 years or less (but longer than 20 years).................              1.35

--------------------------------------------------------------------------------

(xiv)  U.S. Treasury Strips:

                 TIME REMAINING TO MATURITY                    DISCOUNT FACTOR
------------------------------------------------------------------------------
1 year or less..............................................              1.07
2 years or less (but longer than 1 year)....................              1.13
3 years or less (but longer than 2 years)...................              1.19
4 years or less (but longer than 3 years)...................              1.25
5 years or less (but longer than 4 years)...................              1.31
7 years or less (but longer than 5 years)...................              1.42
10 years or less (but longer than 7 years)..................              1.56
15 years or less (but longer than 10 years).................              1.79
20 years or less (but longer than 15 years).................              2.03
30 years or less (but longer than 20 years).................              2.25

(xv) Asset Backed Securities: The Moody's Discount Factor applied to asset backed securities will be 1.31.

"Moody's Eligible Asset" means:

(i) Cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's or the equivalent by another Rating Agency if the payment date is within five (5) Business Days of the Valuation Date, (B) A2 or higher by Moody's or the equivalent by another Rating Agency if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher by Moody's or the equivalent by another Rating Agency if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five (5) Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Fund has received prior written authorization from Moody's or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or the equivalent by another Rating Agency or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1 or the equivalent by another Rating Agency;

(ii) Short Term Money Market Instruments, so long as (A) such securities are rated at least P-1 or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2 or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated A2 or the equivalent by another Rating Agency and the security matures within one month, (2) is rated A1 or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least Aa3 or the equivalent by another Rating Agency and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria;

(iii)  U.S. Government Securities;

(iv)  Rule 144A Securities;

(v)  Common stocks:

(A) which are issued by issuers whose senior debt securities are rated at least Baa3 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by an issuer whose senior debt securities are rated at least BBB- by S&P and which for this purpose have been assigned a Moody's equivalent rating of at least Baa3);

(B) which are traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or other Moody's approved exchanges;

(C)  which have a market capitalization greater than $500,000,000;

--------------------------------------------------------------------------------

(D) which are currently paying a cash dividend be it an initial cash dividend or part of an ongoing series of cash dividends or whose predecessors have paid cash dividends regularly during the preceding three-year period (or since inception of the dividend if the common stock initiated a dividend within the past three-years); and

(E) which pay dividends in U.S. dollars or currency of other Approved Foreign Nations; Provided, however, that (1) the aggregate Market Value of the Fund's holdings of the common stock of any eligible issuer (x) shall be less than 5% of the number of outstanding shares times the Market Value of such common stock and
(y) shall not exceed 5% of the number of outstanding shares (less the number of shares held by insiders, as determined in accordance with standards established by Moody's) multiplied by the Market Value of such common stock and (2) the number of shares of common stock of any eligible issuer held by the Fund shall not exceed the average weekly trading volume of such common stock during the preceding month.

(vi)  Loans;

(vii) Corporate debt securities if (A) such securities are rated by Moody's or another Rating Agency; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars, euros or other currencies in which the Fund is permitted to invest; (C) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (E) such securities are not subject to extended settlement.

Notwithstanding the foregoing limitations, corporate debt securities and loans rated by neither Moody's, S&P nor Fitch shall be considered to be Moody's Eligible Assets to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

(viii) Asset-backed securities: If (1) such securities are rated at least Baa by Moody's or at least BBB by S&P or Fitch, (2) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Trust and (3) the expected average life of the securities is not greater than 4 years.

(ix)  Collateralized debt obligations.

(x)  Preferred stocks if (A) dividends on such preferred stock are cumulative,
(B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (E) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements: (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Fund of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets;

--------------------------------------------------------------------------------

(xi) convertible securities (including convertible preferred stock), provided that (A) the issuer of common stock must have a Moody's senior unsecured debt of Caa or better, or a rating of CCC or better by S&P or Fitch Ratings, (B) the common stocks must be traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ, (C) dividends must be paid in U.S. dollars, (D) the portfolio of convertible bonds must be diversified as set forth in the table set forth below, (E) the company shall not hold shares exceeding the average weekly trading volume during the preceding month and (F) synthetic convertibles are excluded from asset eligibility;

(xii) common stock, preferred stock or any debt security of REITs or real estate companies.

(xiii) Pooled investment vehicles including Business Development Companies, Master Limited Partnerships, Private Investment Companies and Registered Investment Companies;

(xiv)  Foreign Currency Transactions; and

(xv)  Moody's Derivatives Transactions; and

(xv) Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act of 1940, as amended, and other securities or assets not otherwise provided for in this definition, but only upon receipt by the Fund of a letter from Moody's specifying any conditions on including such financial contract or other securities or assets in Moody's Eligible Assets and assuring the Fund that including such financial contract or other securities or assets in the manner so specified would not affect the credit rating assigned by Moody's to the APS ;

MOODY'S DIVERSIFICATION LIMITATIONS:

In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

EQUITY SECURITIES

                                          MAXIMUM SINGLE   MAXIMUM SINGLE    MAXIMUM SINGLE
INDUSTRY CATEGORY                         ISSUER (%)(1)    INDUSTRY (%)(1)    STATE (%)(1)
-----------------                         --------------   ---------------   --------------
Utility.................................        4                50                 7(2)
Industrial..............................        4                45                 7
Financial...............................        5                40                 6
Other...................................        6                20               N/A

------------

(1) Percentages represent both a portion of the aggregate market value and the number of outstanding shares of the common stock portfolio.

(2) Utility companies operating in more than one state should be diversified according to the state of incorporation.

DEBT SECURITIES AND LOANS

                                                               MAXIMUM
                                          MAXIMUM SINGLE       SINGLE        MINIMUM ISSUE SIZE
RATINGS(1)                                ISSUER(2),(3)    INDUSTRY(3),(4)   ($ IN MILLIONS)(5)
----------                                --------------   ---------------   ------------------
Aaa.....................................       100%              100%               $100
Aa......................................        20                60                 100
A.......................................        10                40                 100
Baa.....................................         6                20                 100
Ba......................................         4                12                  50(6)
B1-B2...................................         3                 8                  50(6)
B3 or below.............................         2                 5                  50(6)

--------------------------------------------------------------------------------

------------

(1) Refers to debt securities and loans.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of securities.

(4) Industries are determined according to Moody's Industry Classifications, as defined herein.

(5) Except for preferred stock, which has a minimum issue size of $50 million, and mortgage pass throughs issued by FNMA, FHLMC or GNMA, which has no minimum issue size.

(6) Portfolio holdings from issues ranging from $50 million to $100 million are limited to 20% of the Fund's total assets.

Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Fund's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 30% of Moody's Eligible Assets.

Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of APS Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Fund will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Fund by its investment manager or portfolio manager, the Fund's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement.

"Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

"Moody's General Portfolio Requirements" means that the Fund's portfolio must meet the following diversification requirements: (a) no more than 25% by par value of the Fund's total assets can be invested in the securities of borrowers and other issuers having their principal business activities in the same Moody's Industry Classification; provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (a), the term "issuer" shall not include a lender selling a participation to the Fund or any other person interpositioned between such lender and the Fund with respect to a participation and (b) no more than 10% by par value of the Fund's total assets can be invested in securities of a single issuer, and provided further that for purposes of this subsection (b), the term "issuer" includes both the borrower under a loan agreement and the lender selling a participation to the Fund together with any other persons interpositioned between such lender and the Fund with respect to such participation.

"Moody's Derivative Transactions" has the meaning set forth in paragraph 8(a) of these Amended By-Laws.

--------------------------------------------------------------------------------

"Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Preferred Shares):

      1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

      2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

      3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

      4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

      5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

      6. Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers

      7. Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

      8.  Personal and Non-Durable Consumer Products (Manufacturing Only):
          Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

      9.  Diversified/Conglomerate Manufacturing

     10.  Diversified/Conglomerate Service

     11.  Diversified Natural Resources, Precious Metals and Minerals:
          Fabricating, Distribution

     12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

     13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

     14.  Finance: Investment Brokerage, Leasing, Syndication, Securities

     15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

     16.  Grocery: Grocery Stores, Convenience Food Stores

     17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

     18.  Home and Office Furnishings, Housewares, and Durable Consumer
          Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

     19.  Hotels, Motels, Inns and Gaming

     20.  Insurance: Life, Property and Casualty, Broker, Agent, Surety

     21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment

--------------------------------------------------------------------------------

          (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

     22.  Machinery (Non-Agricultural, Non-Construction, Non-Electronic):
          Industrial, Machine Tools, Steam Generators

     23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

     24.  Oil and Gas: Crude Producer, Retailer, Well Supply, Service and
          Drilling

     25.  Personal, Food and Miscellaneous

     26. Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment

     27. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

     28. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

     29. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

     30. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

     31.  Personal Transportation: Air, Bus, Rail, Car Rental

     32.  Utilities: Electric, Water, Hydro Power, Gas

     33. Broadcasting and Entertainment: Recording Industry, Motion Exhibition Theaters, Motion Picture Production and Distribution, Radio, T.V., Cable Broadcasting and Broadcasting Equipment

     34. Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

The Fund will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Fund considers necessary.

"Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".

"Non-Investment Grade Bonds" means "Non-Investment Grade Bonds" as defined in the Fund's Registration Statement on Form N-2 (File No. 333-134729) relating to the APS on file with the Securities Exchange Commission, as such Registration Statement may be amended from time to time.

"Non-Payment Period" means any period commencing on and including the day on which the Fund shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) of this Article VII, of these Amended By-Laws) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of APS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of APS called for redemption, the Mandatory Redemption Price per share of such APS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends

--------------------------------------------------------------------------------
and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Fund shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Share Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Fund to deposit funds as provided for by clauses (ii)(A) or
(ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) of these Amended By-Laws, shall not constitute a "Non-Payment Period."

"Non-Payment Period Rate" means, initially, 275% of the applicable Reference Rate, provided that the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees of the Trust determines and Fitch and/or Moody's (and any Substitute Rating Agency in lieu of Fitch and/or Moody's, as applicable, in the event such party shall not rate the APS) advise the Fund in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the APS.

"Normal Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) of
Article VII, of these Amended By-Laws.

"Notice of Change in Dividend Period" has the meaning set forth in paragraph 2(c)(iv) of Article VII, of these Amended By-Laws.

"Notice of Redemption" means any notice with respect to the redemption of shares of APS pursuant to paragraph 4 of Article VII, of these Amended By-Laws.

"Notice of Revocation" has the meaning set forth in paragraph 2(c)(iii) of
Article VII, of these Amended By-Laws.

"Notice of Revocation of Dividend Change" has the meaning set forth in paragraph 2(c)(iv) of Article VII, of these Amended By-Laws.

"Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

"Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

"Other APS" means the auction rate Preferred Shares of the Fund, other than the APS.

"Outstanding" means, as of any date (i) with respect to APS, shares of APS therefor issued by the Fund except, without duplication, (A) any shares of APS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Fund, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Fund pursuant to paragraph 4(c) and (B) any shares of APS as to which the Fund or any Affiliate thereof shall be a Beneficial Owner, provided that shares of APS held by an Affiliate shall be deemed outstanding for purposes of calculating the APS Basic Maintenance Amount and (ii) with respect to shares of other Preferred Shares, has the equivalent meaning.

"Parity Shares" means the APS and each other outstanding series of Preferred Shares the holders of which, together with the holders of the APS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

"Performing" means that no default as to the payment of principal or interest has occurred and is continuing.

--------------------------------------------------------------------------------

"Person" means and includes an individual, a partnership, a Trust, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

"Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of shares of APS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional shares of APS.

"Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Fund, including any Existing Holder, who may be interested in acquiring shares of APS (or, in the case of an Existing Holder, additional shares of APS).

"Preferred Shares" means the preferred shares of beneficial interest, par value $0.01 per share, of the Fund, and includes APS and Other APS.

"Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".

"Pricing Service" means any pricing service designated by the Board of Trustees of the Trust provided the Fund obtains written assurance from Moody's and Fitch that such designation will not impair the rating then assigned by Moody's and Fitch, as applicable, to the APS.

"Private Investment Company" means a means privately offered pooled investment fund that is excluded from the definition of "investment company" under the 1940 Act by operation of Section 3(c)(1) or 3(c)(7) thereof holding primarily credit-related investments.

"Rating Agency" means a nationally recognized statistical rating organization.

"Reference Banks" means four major banks in the London interbank market selected by UBS Securities LLC or its affiliates or successors or such other party as the Fund may from time to time appoint.

"Reference Rate" means (i) with respect to a Dividend Period having 364 or fewer days, the applicable LIBOR Rate and (ii) with respect to a Dividend Period having 365 or more days, the applicable U.S. Treasury Note Rate.

"Registered Investment Company" means an investment company that is registered under the 1940 Act holding primarily credit-related investments. The Fund may invest up to 10% of its total assets in closed-end and/or open-end investment companies as an alternative directly holding investments in its principal investment categories.

"REITs" means real estate investment trusts.

"Request for Change in Dividend Period" has the meaning set forth in paragraph 2(c)(iv) of Article VII, of these Amended By-Laws.

"Request for Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

"Response" has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

"Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust.

"S&P" means Standard & Poor's Corporation, a New York Corporation, and its successors.

"Securities Act" means the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------

"Securities Depository" means The Depository Trust Company or any successor company or other entities elected by the Fund as securities depository for the shares of APS that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of APS.

"Senior Loans" means "Senior Loans" as defined in the Fund's Registration Statement on Form N-2 (File No. 333-117357) relating to the APS on file with the Securities Exchange Commission, as such Registration Statement may be amended from time to time.

"Series A APS" means the Auction Preferred Shares, Series A.

"Service" means the United States Internal Revenue Service.

"Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the APS.

"Share Register" means the register of Holders maintained on behalf of the Fund by the Auction Agent in its capacity as transfer agent and registrar for the APS.

"Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than seven in the case of Series A APS) evenly divisible by seven and not fewer than seven nor more than 364.

"Short Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets):

(i) commercial paper rated either F-1 by Fitch or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F-1+ by Fitch or A-1+ by S&P if such commercial paper matures in over 30 days;

(ii) demand or time deposits in, and banker's acceptances and certificates of deposit of, (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

(iii)  overnight funds;

(iv)  U.S. Government Securities; and

(v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F-1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Fund, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A-2 and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F-1+ by Fitch or A-1+ by S&P and there is no long-term

--------------------------------------------------------------------------------
rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Fund); and provided further, that the interest receivable by the Fund shall not be subject to any withholding or similar taxes.

"Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than seven in the case of Series A APS) or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided in paragraph 2(b)(i)).

"Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of APS subject to such Dividend Period shall not be subject to redemption at the option of the Fund and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of APS subject to such Dividend Period shall be redeemable at the Fund's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Board of Trustees of the Trust after consultation with the Auction Agent and the Broker-Dealers.

"Subsequent Dividend Period," with respect to APS, has the meaning set forth in paragraph 2(c)(i) of Article VII, of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

"Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by Eaton Vance Management or its affiliates and successors, after consultation with the Fund and the Broker-Dealers, to act as the substitute Rating Agency or substitute Rating Agencies, as the case may be, to determine the credit ratings of the shares of APS.

"Swap" means a derivative transaction between two parties who contractually agree to exchange the returns (or differentials in rates of return) to be exchanged or "swapped" between the parties, which returns are calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a "basket" of securities representing a particular index.

(i) "Interest Rate Swap" means an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by some predetermined dollar principal, called the notional principal amount. No principal (no notional amount) is exchanged between parties to the transaction; only interest is exchanged.

(ii) "Total Return Swap" means an agreement between counterparties in which one party agrees to make payments of the total return from the underlying asset(s) which may include securities, baskets of securities, or securities indices during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from other underlying asset(s).

(iii) "Credit Default Swap" means an agreement between counterparties in which one party is entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the agreement in the event of a default by a third party on the debt obligation. In return, such party would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred.

(iv) "Currency Swap" means an exchange of the two parties respective commitments to pay or receive fluctuation with respect to a notional amount of two different currencies.

"Treasury Bonds" means United States Treasury Bills, Bonds or Notes.

--------------------------------------------------------------------------------

"Transitional Dividend Period" has the meaning set forth in paragraph 2(c)(v) of
Article VII, of these Amended By-Laws.

"U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

"U.S. Treasury Note Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

"Valuation Date" means, for purposes of determining whether the Fund is maintaining the APS Basic Maintenance Amount, each Business Day commencing with the Date of Original Issue.

"Variation Margin" means, in connection with an outstanding futures contract owned or sold by the Fund, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

(b) The foregoing definitions of Accountant's Confirmation, APS Basic Maintenance Amount, APS Basic Maintenance Cure Date, APS Basic Maintenance Report, Deposit Securities, Discounted Value, Independent Accountant, Initial Margin, Fitch Discount Factor, Fitch Eligible Asset, Fitch Exposure Period, Fitch Industry Classification, Fitch Derivative Transactions, Market Value, Maximum Applicable Rate, Moody's Exposure Period, Moody's Derivative Transactions, Moody's Discount Factor, Moody's Eligible Asset, Moody's Industry Classification, Performing, Short Term Money Market Instruments, Treasury Bonds, U.S. Government Securities, Valuation Date, Variation Margin 1940 Act Cure Date, and 1940 Act APS Asset Coverage (and any terms defined with such definitions) have been determined by the Board of Trustees of the Fund in order to obtain a AA rating from Fitch and Aa1 rating from Moody's on the APS on their Date of Original Issue; and the Board of Trustees of the Fund shall have the authority, without shareholder approval, to amend, alter or repeal from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder if Moody's, Fitch or any Substitute Rating Agency advises the Fund in writing that such amendment, alteration or repeal will not adversely affect its then current rating on the APS. Other defined terms used herein may be amended, altered or repealed by the Board of Trustees without advisement from Moody's, Fitch or any Substitute Rating Agency.

(c) The Fund agrees to notify Moody's and Fitch with no less than thirty (30) days' notification of: (i) any material changes to the Fund's organizational documents and material contracts, as determined by the Fund's officers, in their sole discretion, (ii) any redemptions of APS by the Fund, or (iii) any failed Auctions.

2. DIVIDENDS. (a) The Holders of a particular series of APS shall be entitled to receive, when, as and if declared by the Board of Trustees of the Fund, out of funds legally available therefor, cumulative dividends each consisting of cash at the Applicable Rate, and no more, payable on the respective dates set forth below. Dividends on the shares of each series of APS so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Shares, and (ii) to the extent permitted under the Code and to the extent available, out of net tax-exempt income earned on the Fund's investments. To the extent permitted under the Code, dividends on shares

--------------------------------------------------------------------------------
of APS will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains of the Fund.

(b) (i) Cash dividends on shares of each series of APS shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Trustees, out of funds legally available therefor, commencing on the Initial Dividend Payment Date. Following the Initial Dividend Payment Date for a series of APS, dividends on that series of APS will be payable, at the option of the Fund, either (i) with respect to any 7-Day Dividend Period and any Short Term Dividend Period of 28 or fewer days, on the day next succeeding the last day thereof, or (ii) with respect to any Short Term Dividend Period of more than 28 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exception discussed above, the next succeeding Dividend Payment Date, subject to such exception, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Trustees shall fix the Dividend Payment Date. The Board of Trustees by resolution prior to authorization of a dividend by the Board of Trustees may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of shares of APS set forth in the Declaration of Trust or the Amended By-Laws. The Initial Dividend Period, 7-Day Dividend Periods and Special Dividend Periods with respect to a series of APS are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

(ii) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Trustees of the Fund.

(c) (i) During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for each series of APS (the "Initial Dividend Period"), the Applicable Rate shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date for each series of APS, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.

The Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-Day Dividend Period in the case of Series A APS. Except in the case of the willful failure of the Fund to pay a dividend on a Dividend Payment Date or to redeem any shares of APS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Fund has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of APS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of APS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge

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                                                                            C-35
calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. In the case of a willful failure of the Fund to pay a dividend on a Dividend Payment Date or to redeem any shares of APS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

(ii) The amount of cash dividends per share of any series of APS payable (if declared) on the Initial Dividend Payment Date, each 7-Day Dividend Period and each Dividend Payment Date of each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of cash dividends per share of a series of APS payable (if declared) on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be such number of days in such part of such Dividend Period that such share was outstanding and for which dividends are payable on such Dividend Payment Date and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

(iii) The Fund may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for a series of APS be a number of days (other than seven in the case of Series A APS), evenly divisible by seven and not fewer than seven nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Fund may not give a Request for Special Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids shall have existed in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemption's, payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of APS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for a series of APS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Fund issue a Notice of Special Dividend Period for the series of APS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the APS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Fund and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the APS, (4) industry and financial conditions which may affect the APS, (5) the investment objective of the Fund, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the APS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Fund and the Auction Agent a Response by such second Business Day or if the Response states that given the factors set forth above it is not advisable that the Fund give a

--------------------------------------------------------------------------------

Notice of Special Dividend Period for the series of APS, the Fund may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Fund give a Notice of Special Dividend Period for the series of APS, the Fund may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Fund also shall provide a copy of such Notice of Special Dividend Period to Moody's and Fitch. The Fund shall not give a Notice of Special Dividend Period and, if the Fund has given a Notice of Special Dividend Period, the Fund is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act APS Asset Coverage is not satisfied or the Fund shall fail to maintain Fitch Eligible Assets or Moody's Eligible Assets with an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount, on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Fund is an approximately equal rate for securities similar to the APS with an equal dividend period), (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Fund that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. The Fund also shall provide a copy of such Notice of Revocation to Fitch and Moody's. If the Fund is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) above or if the Fund gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of APS, the next succeeding Dividend Period will be a 7-Day Dividend Period in the case of Series A APS. In addition, in the event Sufficient Clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 7-Day Dividend Period in the case of Series A APS and the Fund may not again give a Notice of Special Dividend Period for the APS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-Day Dividend Period in the case of Series A APS.

(iv) With respect to each Dividend Period, the Fund may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Change in Dividend Period") to the Auction Agent and to each Broker-Dealer, request that each succeeding Dividend Period for a series of APS be changed to a number of days, evenly divisible by seven and not fewer than 7 nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than 5 years in the case of a Long Term Dividend Period, specified in such notice, provided that the Fund may not give a Request for Change in Dividend Period of greater length than the immediately preceding Dividend Period (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemptions to such date have been paid in full. Such Request for Change in Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of APS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for a series of APS. Upon receiving such Request for Change in Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Fund issue a Notice of Change in Dividend Period for the series of APS as contemplated by such Request for Change in Dividend Period and the Optional Redemption Price of the APS during such Dividend Period and the

--------------------------------------------------------------------------------

Specific Redemption Provisions, if applicable, and shall give the Fund and the Auction Agent written notice (a "Dividend Change Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination, the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the APS, (4) industry and financial conditions which may affect the APS, (5) the investment objective of the Fund, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the APS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Fund and the Auction Agent a Dividend Change Response by such second Business Day or if the Dividend Change Response states that given the factors set forth above it is not advisable that the Fund give a Notice of Change in Dividend Period for the series of APS, the Fund may not give a Notice of Change in Dividend Period in respect of such Request for Change in Dividend Period. In the event the Dividend Change Response indicates that it is advisable that the Fund give a Notice of Change in Dividend Period for the series of APS, the Fund may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Change in Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the new Dividend Period, (ii) the Optional Redemption Price as specified in the related Dividend Change Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Fund also shall provide a copy of such Notice of Change in Dividend Period to Moody's, S&P and/or Fitch, as may be applicable. The Fund shall not give a Notice of Change in Dividend Period and, if the Fund has given a Notice of Change in Dividend Period, the Fund is required to give telephonic and written notice of its revocation (a "Notice of Revocation of Dividend Change") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act APS Asset Coverage is not satisfied or the Fund shall fail to maintain Fitch Eligible Assets, S&P Eligible Assets or Moody's Eligible Assets, as may be applicable, with an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount, on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed new Dividend Period (using as a pro forma dividend rate with respect to such Dividend Period the dividend rate which the Broker-Dealers shall advise the Fund is an approximately equal rate for securities similar to the APS with an equal dividend period), (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Fund that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation of Dividend Change. The Fund also shall provide a copy of such Notice of Revocation of Dividend Change to Fitch, S&P and/or Moody's, as may be applicable. If the Fund is prohibited from giving a Notice of Change in Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) above or if the Fund gives a Notice of Revocation of Dividend Change with respect to a Notice of Change in Dividend Period for any series of APS, the next succeeding Dividend Period will consist of the same number of days as the immediately prior Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will consist of the same number of days as such immediately prior Dividend Period and the Fund may not again give a Notice of Change in Dividend Period for the APS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a Dividend Period of such length.

(v) The Fund may, at its sole option and to the extent permitted by law, by telephonic and written notice to the Auction Agent and to each Broker-Dealer, request that the Business Day on which the Auction for the succeeding Dividend Period that is a Short Term Dividend Period for a series of APS occurs be changed such that the immediately succeeding Dividend Period will be a period that is not evenly divisible by seven (a "Transitional Dividend Period"). For example, if the normal Auction Date

--------------------------------------------------------------------------------
for a Series that has a Dividend Period of seven days is Monday and the Fund desires to change the normal Auction Date to Tuesday the Fund may request a Transitional Dividend Period of eight days pursuant to this sub-paragraph and thereafter each subsequent Dividend Period would be a Dividend Period of seven days with an Auction held each Tuesday. The Fund may also request a Transitional Dividend Period in connection with a Request for Change in Dividend Period. For example, if the normal Dividend Period for a Series is twenty-eight days with the next Auction to occur on a Monday, and the Fund desires to change such Series to a seven day Dividend Period with Auctions normally occurring on Tuesday, the Fund may make a Request for Change in Dividend Period such that the immediately succeeding Dividend Period would be an eight day Dividend Period with the next Auction to occur on Tuesday and each Dividend Period thereafter would be a seven day Dividend Period with an Auction occurring each succeeding Tuesday. A request for a Transitional Dividend Period must be made in accordance with the procedures described in sub-paragraph (iv) above applicable to a Request for Change in Dividend Period regardless of whether the normal number of days in Dividend Periods succeeding a Transitional Dividend Period would be different than the current normal number of days in the Dividend Period for such Series.

(d) (i) Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends and applicable late charges, as herein provided, on the shares of APS. Except for the late charge payable pursuant to paragraph 2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of APS that may be in arrears.

(ii) For so long as any share of APS is Outstanding, the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the shares of APS as to dividends or upon liquidation) in respect of the Common Shares or any other shares of beneficial interest of the Fund ranking junior to or on a parity with the shares of APS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the shares of APS as to dividends and upon liquidation) or any other such Parity Shares (except by conversion into or exchange for stock of the Fund ranking junior to or on a parity with the shares of APS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Fund shall have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount and Moody's Eligible Assets with an aggregate Discount Value equal to or greater than 1.0 times the APS Basic Maintenance Amount and the Fund shall maintain the 1940 Act APS Asset Coverage,
(B) full cumulative dividends on shares of APS and shares of Other APS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, and (C) the Fund has redeemed the full number of shares of APS required to be redeemed by any provision for mandatory redemption contained herein.

(e)  No fractional shares of APS shall be issued.

3. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Fund, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Fund available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or any other shares of beneficial interest ranking junior in right of payment upon liquidation to the APS, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of distribution, and after such payment the Holders will be entitled to no other payments. If upon any liquidation, dissolution or winding up of the Fund, the amounts payable with respect to the APS and any other Outstanding class or series of Preferred Shares of the Fund ranking on a parity with the APS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of

--------------------------------------------------------------------------------
assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Fund. A consolidation, merger or statutory share exchange of the Fund with or into any other Fund or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Fund shall not be deemed or construed to be a liquidation, dissolution or winding up of the Fund.

4. REDEMPTION. (a) Shares of APS shall be redeemable by the Fund as provided below:

(i) To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Fund at its option may redeem shares of any series of APS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no share of APS may be redeemed at the option of the Fund during (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject. The Fund may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 4(a)(i) unless, at the time of giving such Notice of Redemption, the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their shares of APS on such redemption date, and the Discounted Value of Fitch Eligible Assets at least equals the APS Basic Maintenance Amount Test, and would at least equal the APS Basic Maintenance Amount Test immediately subsequent to such redemption if such redemption were to occur on such date.

(ii) The Fund shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of APS to the extent permitted under the 1940 Act and Massachusetts law, on a date fixed by the Board of Trustees, if the Fund fails to maintain Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than 1.0 times the APS Basic Maintenance Amount as provided in paragraph 7(a) or to satisfy the 1940 Act APS Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the APS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. The number of shares of APS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of APS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Shares subject to redemption or retirement, would result in the Fund having Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than 1.0 times the APS Basic Maintenance Amount or satisfaction of the 1940 Act APS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of APS and shares of other Preferred Shares the redemption of which would have such result, all shares of APS and shares of other Preferred Shares then Outstanding shall be redeemed), and (ii) the maximum number of shares of APS, together with all shares of other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of APS required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed which would result in the Fund having Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than 1.0 times the APS Basic Maintenance Amount or satisfaction of the 1940 Act APS Asset Coverage, as the case may be, pro rata among shares of APS of all series, Other APS and other Preferred Shares subject to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii); provided that, shares of APS which may not be redeemed at the option of the Fund due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding

--------------------------------------------------------------------------------
number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Fund shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of shares of APS and shares of other Preferred Shares which are subject to mandatory redemption or the Fund otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Fund shall redeem those shares of APS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

(b) Notwithstanding any other provision of this paragraph 4, no shares of APS may be redeemed pursuant to paragraph 4(a)(i) of Article VII, of these Amended By-Laws (i) unless all dividends in arrears on all remaining outstanding shares of Parity Shares shall have been or are being contemporaneously paid or declared and set apart for payment and (ii) if redemption thereof would result in the Fund's failure to maintain Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than 1.0 times the APS Basic Maintenance Amount. In the event that less than all the outstanding shares of a series of APS are to be redeemed and there is more than one Holder, the shares of that series of APS to be redeemed shall be selected by lot or such other method as the Fund shall deem fair and equitable.

(c) Whenever shares of APS are to be redeemed, the Fund, not less than 17 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of shares of APS to be redeemed and to the Auction Agent. The Fund shall cause the Notice of Redemption to also be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of APS of such series to be redeemed, (iv) the place or places where shares of APS of such series to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date and (vi) the provision of these Amended By-Laws pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Fund shall have deposited in trust with the Auction Agent, or segregated in an account at the Fund's custodian bank for the benefit of the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value (utilizing in the case of Fitch the Fitch Exposure Period of 41 Business Days and in the case of Moody's the Moody's Exposure Period of 49 days) equal to the redemption payment for the shares of APS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Fund shall default in making the redemption payment), all rights of the Holders of such shares as shareholders of the Fund by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof, but without interest), and such shares shall no longer be deemed Outstanding. The Fund shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Fund such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Fund for the redemption payment.

--------------------------------------------------------------------------------

5. VOTING RIGHTS. (a) General. Except as otherwise provided in the Declaration of Trust or Amended By-Laws, each Holder of shares of APS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Fund, and the holders of Outstanding shares of Preferred Shares, including APS, and of shares of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Fund held for the election of trustees, the holders of Outstanding shares of Preferred Shares, including APS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Fund, to elect two trustees of the Trust. Subject to paragraph 5(b) hereof, the holders of Outstanding shares of beneficial interest of the Fund, including the holders of outstanding shares of Preferred Shares, including APS, voting as a single class, shall elect the balance of the trustees.

(b) Right to Elect Majority of Board of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of shares of Preferred Shares shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of APS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

(ii) if at any time holders of any other shares of Preferred Shares are entitled to elect a majority of the trustees of the Fund under the 1940 Act. Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 5(b)

(c) Right to Vote with Respect to Certain Other Matters. So long as any shares of APS are Outstanding, the Fund shall not, without the affirmative vote of the Holders of at least a majority of the shares of Preferred Shares Outstanding at the time, voting separately as one class, approve any conversion of the Fund from a closed-end to an open-end investment company and (i) authorize, create or issue any class or series of shares of beneficial interest ranking prior to the APS or any other series of Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Declaration of Trust of holders of shares of APS or any other Preferred Shares. To the extent permitted under the 1940 Act, in the event shares of more than one series of APS are Outstanding, the Fund shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Declaration of Trust of a Holder of shares of a series of APS differently than those of a Holder of shares of any other series of APS without the affirmative vote of the holders of at least a majority of the shares of APS of each series adversely affected and Outstanding at such time (each such adversely affected series voting separately as a class). The Fund shall notify Fitch and Moody's ten (10) Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Declaration of Trust, the affirmative vote of the holders of a majority of the Outstanding shares of Preferred Shares, including APS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under
Section 13(a) of the 1940 Act. The class vote of holders of shares of Preferred Shares, including APS, described above will in

--------------------------------------------------------------------------------
each case be in addition to a separate vote of the requisite percentage of shares of Common Shares and shares of Preferred Shares, including APS, voting together as a single class necessary to authorize the action in question.

(d)  Voting Procedures.

(i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Shares to elect additional trustees as described in paragraph 5(b) above, the Fund shall call a special meeting of such holders and instruct the Auction Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Fund fails to send such notice to the Auction Agent or if the Fund does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of directors prescribed in paragraph 5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

(ii) For purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Amended By-Laws, by the other provisions of the Declaration of Trust, by statute or otherwise, a share of APS which is not Outstanding shall not be counted.

(iii) The terms of office of all persons who are trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 5(b) above shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b).

(e) Exclusive Remedy. Unless otherwise required by law, the Holders of shares of APS shall not have any rights or preferences other than those specifically set forth herein. The Holders of shares of APS shall have no preemptive rights or rights to cumulative voting. In the event that the Fund fails to pay any dividends on the shares of APS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 5.

(f) Notification to Fitch and Moody's. In the event a vote of Holders of APS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Fitch and Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify Fitch and Moody's of the result of such vote.

6. 1940 ACT APS ASSET COVERAGE. The Fund shall maintain, as of the last Business Day of each month in which any share of APS is outstanding, the 1940 Act APS Asset Coverage.

--------------------------------------------------------------------------------

7. APS BASIC MAINTENANCE AMOUNT. The following references in this paragraph 7 to Fitch Eligible Assets and/or Moody's Eligible Assets, as the case may be, are only applicable if Fitch and/or Moody's, as the case may be, is rating the APS.
(a) The Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date Fitch Eligible Assets and Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount Test. Upon any failure to maintain the required Discounted Value, the Fund will use its best efforts to alter the composition of its portfolio to retain a Discounted Value at least equal to the APS Basic Maintenance Amount Test on or prior to the APS Basic Maintenance Cure Date.

(b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to satisfy the APS Basic Maintenance Amount Test, the Fund shall complete and deliver to the Auction Agent, Moody's and Fitch, a complete APS Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to the Auction Agent for delivery on the next Business Day the complete APS Basic Maintenance Report. The Fund will deliver an APS Basic Maintenance Report to the Auction Agent, Moody's and Fitch, on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Fund cures its failure to maintain Fitch Eligible Assets and Moody's, with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount Test or on which the Fund fails to maintain Fitch Eligible Assets and Moody's Eligible Assets, with an aggregate Discounted Value which exceeds the APS Basic Maintenance Amount by 5% or more. The Fund will also deliver an APS Basic Maintenance Report to the Auction Agent, Fitch, and Moody's as of each Monthly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Fund will deliver an APS Basic Maintenance Report to Fitch, Moody's and the Auction Agent. The Fund shall also provide Fitch and Moody' with an APS Basic Maintenance Report when specifically requested by Fitch or Moody's, as applicable. A failure by the Fund to deliver an APS Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of an APS Basic Maintenance Report indicating the Discounted Value for Fitch Eligible Assets and Moody's Eligible Assets of the Fund is less than the APS Basic Maintenance Amount Test, as of the relevant Valuation Date. In addition to the foregoing, as soon as reasonably practicable after a Valuation Date on which Moody's Eligible Assets are less than 1.2 times the APS Basic Maintenance Amount, the Fund will notify Moody's of such occurrence.

(c) Within ten (10) Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph 7(b) above relating to a Valuation Date as of the last Business Day of the Fund's fiscal year, the Independent Accountant will confirm in writing to the Auction Agent, Moody's and Fitch (i) the mathematical accuracy of the calculations reflected in such Report (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Fund at year-end on such Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Fund correctly determined the assets of the Fund which constitute Fitch Eligible Assets and Moody's Eligible Assets at such Valuation Date in accordance with these Amended By-Laws, (iii) that, in such Report (and in such randomly selected Report), the Fund determined whether the Fund had, at such Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with these Amended By-Laws, Fitch Eligible Assets and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount Test, (iv) with respect to the Fitch ratings on debt securities, the issuer name, issue size and coupon rate listed in such Report, that the Independent Accountant has requested that Fitch verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the Moody's ratings on debt securities, the issuer name, issue size and coupon rate listed in such Report, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences),
(vi) with respect to the bid or mean price (or such alternative

--------------------------------------------------------------------------------
permissible factor used in calculating the Market Value) provided by the custodian of the Fund's assets to the Fund for purposes of valuing securities in the Fund's portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Fund and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) and (vii) with respect to such confirmation to Moody's, that the Fund has satisfied the requirements of paragraph 8(a) of these Amended By-Laws (such confirmation is herein called the "Accountant's Confirmation").

(d) Within ten (10) Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Fund failed to maintain Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than 1.0 times the APS Basic Maintenance Amount, and relating to the APS Basic Maintenance Cure Date with respect to such failure, the Independent Accountant will provide to the Auction Agent, Moody's and Fitch an Accountant's Confirmation as to such APS Basic Maintenance Report.

(e)  If any Accountant's Confirmation delivered pursuant to subparagraphs (c) or
(d) of this paragraph 7 shows that an error was made in the APS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation as required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Fitch Eligible Assets and Moody's Eligible Assets of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall accordingly amend and deliver the APS Basic Maintenance Report to the Auction Agent, Moody's and Fitch promptly following receipt by the Fund of such Accountant's Confirmation.

(f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of APS, the Fund will complete and deliver to Fitch and Moody's an APS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will confirm in writing to Fitch and Moody's (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate Discounted Value of Fitch Eligible Assets or Moody's Eligible Assets, as applicable reflected thereon equals or exceeds the APS Basic Maintenance Amount Test reflected thereon. Also, on or before 5:00 p.m., New York City time, on the first Business Day after shares of Common Shares are repurchased by the Fund, the Fund will complete and deliver to Fitch and Moody's an APS Basic Maintenance Report as of the close of business on such date that Common Shares is repurchased.

(g) Any documents to be provided to Fitch pursuant to this Section 7 shall be delivered to Fitch electronically at the following email address:
funds.surveillance@fitchratings.com.

8.  CERTAIN OTHER MOODY'S RESTRICTIONS AND REQUIREMENTS.

(a) For so long as any APS are rated by Moody's, the Fund may buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options on portfolio securities, swaps and securities lending unless it receives written confirmation from Moody's that engaging in such transactions would impair the ratings then assigned to the APS by Moody's, (collectively "Moody's Derivative Transactions"), subject to the following limitations:

(i) Futures and call options: For purposes of the APS Basic Maintenance Amount, futures held by the Fund and call options sold by the Fund shall not be included as Moody's Eligible Assets. However, such assets shall be valued at Market Value by subtracting the good faith margin and the maximum daily trading variance as of a Valuation Date. For call options purchased by the Fund, the Market Value of the call option will be included as Moody's Eligible Asset subject to a Moody's Discount Factor mutually agreed to between the Fund and Moody's based on the characteristics of the option contract such as its maturity and the underlying security of the contract.

--------------------------------------------------------------------------------

(ii) Securities lending: The Fund may engage in securities lending in an amount not to exceed 15% of the Fund's total gross assets. For purposes of calculating the APS Basic Maintenance Amount, such securities lent shall be included as Moody's Eligible Assets with the appropriate Moody's Discount Factor applied to such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the APS Basic Maintenance Amount. However, the Fund may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these bylaws. In such event, to the extent that securities lending collateral received is invested by the Fund in assets that otherwise would be Moody's Eligible Assets and the value of such assets exceeds the amount of the Fund's Moody's Eligible Assets by applying the applicable Moody's Discount Factor to this amount and adding the product to total Moody's Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Fund's obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Fund for purposes of calculating the APS Basic Maintenance Amount. Collateral received by the Fund in a securities lending transaction and maintained by the Fund in the form received shall not be included as a Moody's Eligible Asset for purposes of calculating the APS Basic Maintenance Amount.

(iii) Swaps (including Total Return Swaps, Interest Rate Swaps, Currency Swaps and Credit Default Swaps): Total return and Interest Rate Swaps are subject to the following provisions:

(A) Only the cumulative unsettled profit and loss from a Total Return Swap transaction will be calculated when determining the APS Basic Maintenance Amount. If the Fund has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor on the counterparty to the swap transaction. If the Fund has an outstanding liability from a swap transaction on a Valuation Date, the Fund will subtract the outstanding liability from the total Moody's Eligible Assets in calculating the APS Basic Maintenance Amount.

In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Moody's Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding APS. At the time a swap is executed, the Fund will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody's long-term rating of A3.

(B) (1) The underlying securities subject to a Credit Default Swap sold by the Fund will be subject to the applicable Moody's Discount Factor for each security subject to the swap;

(2) If the Fund purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor assessed based on the counterparty risk and the duration of the swap agreement; and

(3) The Fund will not include a Credit Default Swap as a Moody's Eligible Asset purchased by the Fund without the Fund holding the underlying security or when the Fund buys a Credit Default Swap for a basket of securities without holding all the securities in the basket.

If not otherwise provided for in (a)(i)-(iii) above, derivative instruments shall be treated as follows: Any derivative instruments will be valued pursuant to the Fund's valuation procedures on a Valuation Date. The amount of the net payment obligation and the cost of a closing transaction, as appropriate, on any derivative instrument on a Valuation Date will be counted as a liability for purposes of determining the APS Basic Maintenance Amount (e.g., a written call option that is in the money for the holder). Any derivative instrument with respect to which the Fund is owed payment on the Valuation Date that is not based upon an individual security or securities that are Moody's Eligible Assets will have a mutually agreed upon valuation by Moody's and the Fund for purposes of determining Moody's Eligible Assets. Any derivative instrument with respect to which the Fund is owed payment on the valuation date that is based upon an individual security or securities that are

--------------------------------------------------------------------------------

Moody's Eligible Assets (e.g., a purchased call option on a bond that is in the money) will be valued as follows for purposes of determining Moody's Eligible
Assets: (A) For such derivative instruments that are exchange traded, the value of the in-the-money amount of the payment obligation to the Fund will be reduced by applying the Moody's Discount Factor (as it would apply to the underlying security or securities) and then added to Moody's Eligible Assets; and (B) for such derivative instruments that are not exchange traded, the value of the in-the-money amount of the payment obligation to the Fund will be (1) reduced as described in (A) and (B) further reduced by applying to the remaining amount the Moody's Discount Factor determined by reference to the credit rating of the derivative counterparty with the remaining amount after these reductions then added to Moody's Eligible Assets.

For purposes of determining whether the Fund has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the APS Basic Maintenance Amount Test, the Discounted Value of all Forward Commitments to which the Fund is a party and of all securities deliverable to the Fund pursuant to such Forward Commitments shall be zero.

A preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock obligations. The ratings on the Preferred Shares are not recommendations to purchase, hold, or sell those shares, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The rating agency guidelines described above also do not address the likelihood that an owner of Preferred Shares will be able to sell such shares in an Auction or otherwise.

The Fund agrees to notify Moody's and Fitch with no less than thirty (30) days' notification of: (i) any material changes to the Fund's organizational documents and material contracts, as determined by the Fund's officers, in their sole discretion, (ii) any redemptions of APS by the Fund, or (iii) any failed Auctions.

9. NOTICE. All notices or communications, unless otherwise specified in the Amended By-Laws of the Fund or these Amended By-Laws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date 7 days after which such notice is mailed.

In addition to any other notices that may be requested the Fund will provide Moody's notice of the following Moody's events as soon as reasonably practicable:

  a) any material change to these amended by-laws
  b) if the Fund fails to declare or pay any dividend on Preferred Shares,
  c) if the Fund effects any mandatory or optional redemption
  d) assumption of control of the Board of Trustees by holders of Preferred Shares,
  e) assumption of incremental leverage including drawing down bank facilities
  f) a change in the dividend period or index
  g) if any shareholder owns more than 5% of the Fund's voting shares,
  h) shareholders meetings relating to changes in investment policy as covered in section 13 (a) of the 1940 Act
  i) results of votes in I) above, and
  j) the resignation, removal or replacement of the Fund's investment advisor

10. AUCTION PROCEDURES. (a) Certain definitions. As used in this paragraph 10, the following terms shall have the following meanings, unless the context otherwise requires:

(i)  "APS" means the shares of APS being auctioned pursuant to this paragraph
10.

(ii) "Auction Date" means the first Business Day preceding the first day of a Dividend Period.

(iii)  "Available APS" has the meaning specified in paragraph 10(d)(i) below.

(iv)  "Bid" has the meaning specified in paragraph 10(b)(i) below.

(v)  "Bidder" has the meaning specified in paragraph 10(b)(i) below.

--------------------------------------------------------------------------------

(vi)  "Hold Order" has the meaning specified in paragraph 10(b)(i) below.

(vii) "Maximum Applicable Rate" for any Dividend Period will be the higher of the Applicable Percentage of the Reference Rate or the "Applicable Spread Over the Reference Rate" which term shall mean the rate equaling the sum of the Applicable Spread (as more particularly set forth below) plus the Reference Rate. The Applicable Percentage will be determined based on the credit rating assigned on such date to such shares by Fitch and Moody's (or if Fitch or Moody's shall not make such rating available, the equivalent of such rating by a Substitute Rating Agency) as follows:

       CREDIT RATINGS           APPLICABLE PERCENTAGE   APPLICABLE SPREAD
-----------------------------     OF THE REFERENCE      OVER THE REFERENCE
   MOODY'S        S&P/FITCH             RATE                   RATE
-------------   -------------   ---------------------   ------------------
Aaa             AAA                      125%                125 bps
Aa3 to Aa1      AA- to AA+               150%                150 bps
A3 to A1        A- to A+                 200%                200 bps
Baa3 to Baa1    BBB- to BBB+             250%                250 bps
Ba1 and lower   BB+ and lower            300%                300 bps

Assuming the Fund maintains an AAA/Aaa rating on the APS, the practical effect of the different methods used to calculate the Maximum Applicable Rate is shown in the table below:

                 MAXIMUM APPLICABLE       MAXIMUM APPLICABLE        METHOD USED TO
                   RATE USING THE           RATE USING THE          DETERMINE THE
                APPLICABLE PERCENTAGE   APPLICABLE SPREAD OVER    MAXIMUM APPLICABLE
REFERENCE RATE  OF THE REFERENCE RATE     THE REFERENCE RATE             RATE
--------------  ---------------------   ----------------------    ------------------
      1%                1.25%                    2.25%                Spread
      2%                2.50%                    3.25%                Spread
      3%                3.75%                    4.25%                Spread
      4%                5.00%                    5.25%                Spread
      5%                6.25%                    6.25%                Either
      6%                7.50%                    7.25%              Percentage

The Fund shall take all reasonable action necessary to enable Fitch and Moody's to provide a rating for each series of APS. If Fitch or Moody's shall not make such a rating available, Eaton Vance Management or its affiliates and successors, after consultation with the Fund and the Broker-Dealers, shall select a nationally recognized statistical rating organization to act as a Substitute Rating Agency.

(viii)  "Order" has the meaning specified in paragraph 10(b)(i) below.

(ix)  "Sell Order" has the meaning specified in paragraph 10(b)(i) below.

(x) "Submission Processing Deadline" means 1:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

(xi)  "Submitted Bid" has the meaning specified in paragraph 10(d)(i) below.

(xii) "Submitted Hold Order" has the meaning specified in paragraph 10(d)(i) below.

(xiii)  "Submitted Order" has the meaning specified in paragraph 10(d)(i) below.

(xiv) "Submitted Sell Order" has the meaning specified in paragraph 10(d)(i) below.

(xv) "Sufficient Clearing Bids" has the meaning specified in paragraph 10(d)(i) below.

(xvi)  "Winning Bid Rate" has the meaning specified in paragraph 10(d)(i) below.

--------------------------------------------------------------------------------

(b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

(i) Unless otherwise permitted by the Fund, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of APS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Processing Deadline on each Auction Date:

(A)  each Beneficial Owner may submit to its Broker-Dealer information as to:

(1) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

(2) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Beneficial Owner; and/or

(3) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

(B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding shares, if any, of APS which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this paragraph 10(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 10(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause
(A)(2) or (B) of this paragraph 10(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 10(b)(i) is hereinafter referred to as a "Sell Order". Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

(ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(1) the number of Outstanding shares of APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or (1) such number or a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(i)(D)

--------------------------------------------------------------------------------
if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

(2) a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

(B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(1)  the number of Outstanding shares of APS specified in such Sell Order; or

(2) such number or a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(ii)(C) if Sufficient Clearing Bids do not exist.

(C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(1) the number of Outstanding shares of APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

(2) such number or a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

(c)  Submission of Orders by Broker-Dealers to Auction Agent

(i) Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Processing Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Fund) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

(A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Fund);

(B) the aggregate number of Outstanding shares of APS that are the subject of such Order;

(C)  to the extent that such Bidder is an Existing Holder:

(1) the number of Outstanding shares, if any, of APS subject to any Hold Order placed by such Existing Holder;

(2) the number of Outstanding shares, if any, of APS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

(3) the number of Outstanding shares, if any, of APS subject to any Sell Order placed by such Existing Holder; and

(D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

(ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

(iii) If an Order or Orders covering all of the Outstanding shares of APS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Processing Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period) and a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

--------------------------------------------------------------------------------

(iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of APS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

(A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of APS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of APS subject to such Hold Orders exceeds the number of Outstanding shares of APS held by such Existing Holder, the number of shares of APS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of APS held by such Existing Holder;

(B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of APS held by such Existing Holder over the number of shares of APS subject to any Hold Order referred to in paragraph 10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 10(c)(iv)(A) above and of the foregoing portion of this paragraph 10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

(C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of APS held by such Existing Holder over the number of shares of APS subject to Hold Orders referred to in paragraph 10(c)(iv)(A) and Bids referred to in paragraph 10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of APS subject to such Sell Orders is greater than such excess, the number of shares of APS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of APS equal to such excess.

(v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of APS therein specified.

(d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

(i) Not earlier than the Submission Processing Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

(A) the excess of the total number of Outstanding shares of APS over the number of Outstanding shares of APS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available APS");

(B) from the Submitted Orders whether the number of Outstanding shares of APS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

(1) the number of Outstanding shares of APS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

(2) the number of Outstanding shares of APS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of APS in clause (1)

--------------------------------------------------------------------------------
above and this clause (2) are each zero because all of the Outstanding shares of APS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

(C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

(1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of APS that are the subject of such Submitted Bids, and

(2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of APS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available APS.

(ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 10(d)(i), the Auction Agent shall advise the Fund of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

(A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

(B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of APS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

(C) if all of the Outstanding shares of APS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 90% of the Reference Rate on the date of the Auction.

(e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

(i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 10(e)(iii) and paragraph 10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

(A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of APS that are the subject of such Submitted Sell Order or Submitted Bid;

(B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid;

(C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

(D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid, unless the number of Outstanding shares of APS subject to all such Submitted Bids shall be greater than the number of

--------------------------------------------------------------------------------

Outstanding shares of APS ("Remaining Shares") equal to the excess of the Available APS over the number of Outstanding shares of APS subject to Submitted Bids described in paragraph 10(e)(i)(B) and paragraph 10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of APS, but only in an amount equal to the difference between (1) the number of Outstanding shares of APS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of APS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of APS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

(E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of APS obtained by multiplying
(x) the difference between the Available APS and the number of Outstanding shares of APS subject to Submitted Bids described in paragraph 10(e)(i)(B), paragraph 10(e)(i)(C) and paragraph 10(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of APS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

(ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of APS are subject to Submitted Hold Orders), subject to the provisions of paragraph 10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid;

(B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of APS that are the subject of such Submitted Bid; and (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of APS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of APS obtained by multiplying (x) the difference between the Available APS and the aggregate number of Outstanding shares of APS subject to Submitted Bids described in paragraph 10(e)(ii)(A) and paragraph 10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of APS subject to all such Submitted Bids and Submitted Sell Orders.

(iii) If, as a result of the procedures described in paragraph 10(e)(i) or paragraph 10(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of APS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of APS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of APS.

(iv) If, as a result of the procedures described in paragraph 10(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of APS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of APS for

--------------------------------------------------------------------------------
purchase among Potential Holders so that only whole shares of APS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of APS on such Auction Date.

(v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of APS to be purchased and the aggregate number of the Outstanding shares of APS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of APS.

(f) Miscellaneous. The Fund may interpret the provisions of this paragraph 10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of APS. A Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of APS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 10 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of APS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. Neither the Fund nor any Affiliate shall submit an Order in any Auction. Any Beneficial Owner that is an Affiliate shall not sell, transfer or otherwise dispose of shares of APS to any Person other than the Fund. All of the Outstanding shares of APS of a series shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Fund's option and upon its receipt of such documents as it deems appropriate, any shares of APS may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

11. SECURITIES DEPOSITORY; STOCK CERTIFICATES. (a) If there is a Securities Depository, one certificate for all of the shares of APS of each series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent shares of APS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of APS contained in these Amended By-Laws. Unless the Fund shall have elected, during a Non-Payment Period, to waive this requirement, the Fund will also issue stop-transfer instructions to the Auction Agent for the shares of APS. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

(b) If the Applicable Rate applicable to all shares of APS of a series shall be the Non-Payment Period Rate or there is no Securities Depository, the Fund may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 11(a) with respect to such shares.

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 C-54